Exhibit 21.1

List of Subsidiaries of Centric Brands Inc.

Added Extras LLC, a Delaware limited liability company

American Marketing Enterprises Inc., a New York corporation

Briefly Stated Holdings, Inc., a Delaware corporation

Briefly Stated Inc., a New York corporation

Centric Bebe LLC, a Delaware limited liability company

Centric Brands Holding LLC, a Delaware limited liability company

DBG Holdings Subsidiary Inc., a California corporation

DBG Subsidiary Inc., a Delaware corporation

DFBG Swims, LLC, a Delaware limited liability company

F&T Apparel LLC, a Delaware limited liability company

Centric Accessories Group LLC, a Delaware limited liability company

Centric Beauty LLC, a Delaware limited liability company

Centric Canada Apparel & Accessories ULC, a Canadian unlimited liability company

Centric Denim Retail LLC, a Delaware limited liability company

Centric Denim USA, LLC, a Delaware limited liability company

Centric Jewelry Inc., a Delaware limited liability company

Centric Socks LLC, a Delaware limited liability company

Centric West LLC, a Delaware limited liability company

Centric -BCBG Canada Holdings ULC, a Canadian unlimited liability company

Centric -BCBG LLC, a Delaware limited liability company

Centric -BCBG Retail LLC, a Delaware limited liability company

HC Acquisition Holdings, Inc., a Delaware corporation

Hudson Clothing, LLC, a California limited liability company

Hudson Clothing Holdings, Inc., a Delaware corporation

Innovo West Sales, Inc., a Texas corporation

KHQ Athletics LLC, a Delaware limited liability company

KHQ Investment LLC, a Delaware limited liability company

Lotta Luv Beauty LLC, a New York limited liability company

Marco Brunelli IP, LLC, a Delaware limited liability company

RG Parent LLC, a Delaware limited liability company

RGH Group LLC, a Delaware limited liability company

Robert Graham Designs, LLC, a New York limited liability company

Robert Graham Holdings, LLC, a New York limited liability company

Robert Graham Retail LLC, a Delaware limited liability company

Rosetti Handbags and Accessories, Ltd., a Delaware limited company

Spring Funding LLC, a Delaware limited liability company

SWIMS AS, Norwegian limited company

VZI Investment Corp., a Delaware Corporation